EXECUTION COPY

GOLDMAN SACHS MORTGAGE COMPANY

Purchaser

and

NATIONAL CITY MORTGAGE CO.

Company

________________________________________________________________

THIRD AMENDED AND RESTATED

FLOW SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of September 1, 2007
________________________________________________________________

Fixed and Adjustable Rate Pools

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.1	Definitions	2

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.1	Company Representations and Warranties	23
Section 3.2	Representations and Warranties Regarding Individual Mortgage .Loans	26
Section 3.3	Repurchase	40

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V
PAYMENTS TO PURCHASER

Section 5.1	Remittances	55
Section 5.2	Statements to Purchaser	56
Section 5.3	Monthly Advances by Company	56

ARTICLE VI
GENERAL SERVICING PROCEDURES

ARTICLE VII
COMPANY TO COOPERATE

Section 7.1	Provision of Information	59
Section 7.2	Financial Statements; Servicing Facility	60

ARTICLE VIII
THE COMPANY

Section 8.1	Indemnification; Third Party Claims	60
Section 8.2	Merger or Consolidation of the Company	61
Section 8.3	Limitation on Liability of Company and Others	61
Section 8.4	Limitation on Resignation and Assignment by Company	61

ARTICLE IX
SECURITIZATION TRANSACTION

Section 9.1	Cooperation of Company with a Reconstitution	62

ARTICLE X
DEFAULT

Section 10.1	Events of Default	64
Section 10.2	Waiver of Defaults	66

ARTICLE XI
TERMINATION

Section 11.1	Termination	66
Section 11.2	Termination Without Cause	66
Section 11.3	Termination With Cause	66

ARTICLE XII
MISCELLANEOUS PROVISIONS

ARTICLE XIII
COMPLIANCE WITH REGULATION AB

EXHIBITS
Exhibit A	Mortgage Loan Schedule

Exhibit B	Contents of Each Mortgage Loan File
Exhibit C	Form of Custodial Agreement
Exhibit D	Form of Opinion of Counsel
Exhibit E	Items to Be Included in Monthly Remittance Advice
Exhibit F	Form of Assignment and Recognition Agreement
Exhibit G	Form of Seller’s Officer’s Certificate
Exhibit H	Form of Annual Certification
Exhibit I	Form of Warranty Bill of Sale
Exhibit J	Company Guide
Exhibit K	Servicing Criteria to be Addressed in Assessment of Compliance

This is a Third Amended and Restated Flow Seller’s Warranties and Servicing Agreement for various residential first mortgage loans, dated and effective as of September 1, 2007, and is executed between Goldman Sachs Mortgage Company, as purchaser (the “Purchaser”), and National City Mortgage Co., as seller and servicer (the “Company”).

WITNESSETH

WHEREAS, the Company is engaged in the business of, among other things, making loans to individuals, the repayment of which is secured by first lien mortgages on such individuals’ residences (each, a “Mortgage Loan”) and selling such Mortgage Loans to investors;

WHEREAS, the Purchaser is engaged in the business of, among other things, purchasing Mortgage Loans for its own account;

WHEREAS, the Company has established certain terms, conditions and loan programs, as described in the Company’s Underwriting Guidelines (the “Company Guide”) and the Purchaser is willing to purchase Mortgage Loans that comply with such terms, conditions and loan programs. The applicable provisions of the Company Guide are attached hereto as Exhibit J;

WHEREAS, the Purchaser and the Company are parties to that certain Second Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of January 1, 2006, as amended by Amendment No. 1, dated as of July 24, 2006, as amended by Amendment No. 2, dated as of August 9, 2006, as amended by Amendment No. 3, dated as of August 19, 2007 (the “Original Agreement”), pursuant to which the Company will make Fixed and Adjustable Rate Mortgage Loans which meet the applicable provisions of the Company Guide, and the Purchaser will, from time to time, purchase such Mortgage Loans from the Company, provided the parties agree on the price, date and other conditions or considerations as set forth in this Agreement;

WHEREAS, the Purchaser and the Company wish to prescribe the terms and manner of purchase by the Purchaser and sale by the Company of the Fixed and Adjustable Rate Mortgage Loans, and the management and servicing of such Mortgage Loans by the Company, as the servicer, in this Agreement; and

WHEREAS, at the present time, the Purchaser and the Company desire to amend the Original Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement or the Original Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree to amend and restate this Agreement in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Definitions.

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement, the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A FNMA Transfer or a FHLMC Transfer.

Agreement: This Third Amended and Restated Flow Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

Assignment of Mortgage or Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or its designated assignee.

Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties are located are authorized or obligated by law or executive order to be closed.

Cash-Out Refinance: A Refinanced Mortgage Loan in which the proceeds received were in excess of the amount of funds required to repay the principal balance of any existing first mortgage on the related Mortgaged Property, pay related closing costs and satisfy any outstanding subordinate mortgages on the related Mortgaged Property and which provided incidental cash to the related Mortgagor of more than 1% of the original principal balance of such Mortgage Loan.

Closing Date: Each date that the Purchaser purchases Mortgage Loans from the Company hereunder.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Commitment Letter: With respect to any pool of Mortgage Loans purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Company (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Commitment Letter may relate to more than one pool of Mortgage Loans to be purchased on one or more Closing Dates hereunder.

Commission: The United States Securities and Exchange Commission.

Company: National City Mortgage Co., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Certification: The certification delivered by the Company in a form substantially similar to Exhibit H of this Agreement.

Company Employees: The meaning assigned to such term in Section 4.13.

Company Information: As defined in Section 13.7(a).

Company Guide: As defined in the third recital to this Agreement.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.4.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

Custodian: The custodian under a Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under such Custodial Agreement as provided therein.

Cut-off Date: The first day of the month in which the respective Closing Date occurs.

Deemed Material Breach Representation: Each representation and warranty identified as such in Section 3.2.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The day preceding the Remittance Date, or if such day is not a Business Day, the preceding Business Day.

Due Date: The first day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month in which such Remittance Date occurs and ending on (and including) the first day of the month in which such Remittance Date occurs.

Eligible Investments: Any one or more of the following obligations or securities:

(a) obligations of or guaranteed as to principal and interest by FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided, however, that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates except that investments in mortgage backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages shall not constitute Eligible Investments hereunder;

(b) repurchase agreements on obligations specified in clause (a) maturing not more than one month from the date of acquisition thereof;

(c) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than ninety (90) days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than thirty (30) days) denominated in United States dollars of any United States depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company;

(d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than “P 2” by Moody’s Investors Service, Inc. and rated not lower than “A 2” by Standard & Poor’s; and

(e) a money market fund;

provided, however, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.13.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.6.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.1.

Exchange Act: The Securities Exchange Act of 1934, as amended.

FDIC: The Federal Deposit Insurance Corporation, and its successors.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHLMC: Federal Home Loan Mortgage Corporation, and its successors.

FHLMC Transfer: As defined in Section 9.1.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.

First Remittance Date: With respect to each Closing Date, the Remittance Date occurring in the calendar month immediately following the month in which such Closing Date occurs.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

FNMA: Federal National Mortgage Association, and its successors.

FNMA Transfer: As defined in Section 9.1.

FNMA Guides: The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide, as amended or restated from time to time.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan. A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to Mortgage Insurance issued by the FHA. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: The index indicated in the related Mortgage Note for each Adjustable Rate Mortgage Loan.

Insurance Proceeds: Proceeds of any mortgage insurance, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder, as specified for each Mortgage Loan in the Mortgage Loan Schedule. The Mortgage Interest Rate during the terms of each Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidation Proceeds: Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, sale of REO Property, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

LPMI Fee: With respect to each Mortgage Loan which has an LPMI Policy, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

LPMI Loan: Any Mortgage Loan with respect to which Company is responsible for paying the premium due on the related LPMI Policy with the proceeds generated by the LPMI Fee relating to such Mortgage Loan, as set forth on the related Mortgage Loan Schedule.

LPMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Company Guide and qualified to do business in the jurisdiction where the Mortgaged Property is located, pursuant to which the related premium is to be paid by the Company of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

Loan-to-Value Ratio: With respect to any Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage) the numerator of which is the outstanding principal balance of the Mortgage Loan as of the related Cut off Date (unless otherwise indicated), and the denominator of which is the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

LTV: Loan-to-Value Ratio.

Manufactured Home: A single family residential unit that is constructed in a factory in sections in accordance with the Federal Manufactured Home Construction and Safety Standards adopted on June 15, 1976, by the Department of Housing and Urban Development (“HUD Code”), as amended in 2000, which preempts state and local building codes. Each unit is identified by the presence of a HUD Plate/Compliance Certificate label. The sections are then transported to the site and joined together and affixed to a pre built permanent foundation (which satisfies the manufacturer’s requirements and all state, county, and local building codes and regulations). The manufactured home is built on a non removable, permanent frame chassis that supports the complete unit of walls, floors, and roof. The underneath part of the home may have running gear (wheels, axles, and brakes) that enable it to be transported to the permanent site. The wheels and hitch are removed prior to anchoring the unit to the permanent foundation. The manufactured home must be classified as real estate and taxed accordingly. The permanent foundation may be on land owned by the mortgager or may be on leased land.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.3 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Monthly Remittance Advice: The meaning assigned to such term in Section 5.2.

Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the Mortgaged Property. With respect to a Co-op Loan, the Security Agreement.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Loan: An individual Fixed Rate Mortgage Loan or Adjustable Rate Mortgage Loan which is the subject of this Agreement, each such Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related security instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy, and the related appraisal report.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of Mortgage Loans prepared and identified on each Closing Date, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the Mortgagor’s name; (3) the social security number of the Mortgagor; (4) a code indicating whether the Mortgagor’s race and/or ethnicity is (i) native American or Alaskan native, (ii) Asian/Pacific islander, (iii) African American, (iv) White, (v) Hispanic or Latino, (vi) other minority, (vii) not provided by the Mortgagor, (viii) not applicable (if the Mortgagor is an entity) and (ix) unknown or missing; (5) the address, city, county, state and zip code of the Mortgaged Property; (6) a code indicating whether the Mortgagor is self-employed; (7) a code indicating the occupancy type of the Mortgaged Property (i.e. owner-occupied, investment property or second home); (8) a code indicating the number and type of residential units constituting the Mortgaged Property (i.e. single family residence, two-family residence, three-family residence, four-family residence, multifamily residence, condominium, manufactured housing, planned unit development or cooperative stock in a cooperative housing corporation); (9) a code indicating the purpose of the loan (i.e., purchase, Rate/Term Refinance or Cash-Out Refinance); (10) the Mortgage Interest Rate as of the related Cut-off Date; (11) the original principal amount of the Mortgage Loan; (12) the amount of the Monthly Payment as of the related Cut-off Date; (13) the original term to maturity; (14) the scheduled maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination); (15) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (16) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, the Due Date; (17) the last payment date on which a payment was actually applied to the outstanding principal balance; (18) the Loan-to-Value Ratio; (19) whether the Mortgage Loan is insured by a Primary Mortgage Insurance Policy; (20) the certificate number of the Primary Mortgage Insurance Policy, if applicable; (21) the amount of coverage of the Primary Mortgage Insurance Policy, if applicable; (22) the CPI twelve month pay string; (23) a field indicating whether such Mortgage Loan is a Home Loan (24) a code indicating whether the Mortgage Loan is a Balloon Mortgage Loan; (25) whether the Mortgage Loan has Monthly Payments that are interest-only for a period of time, and the interest-only period, if applicable; (26) Appraised Value; (27) appraisal type; (28) appraisal date; (29) in connection with a condominium unit, a code indicating whether the condominium project where such unit is located is low-rise or high-rise; (30) a code indicating whether the Mortgaged Property is a leasehold estate; (31) a code indicating the documentation style (i.e. no documents, full, alternative, reduced, no income/no asset, stated income, no ratio); (32) the credit risk score (FICO score); (33) the date of origination; (34) a code indicating whether the Mortgage Loan by its original terms or any modifications thereof provides for amortization beyond its scheduled maturity date; (35) with respect to the related Mortgagor, the debt-to-income ratio; (36) sales price; (37) the product type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate); (38) asset verification (Y/N); (39) whether the Mortgage Loan provides for a Prepayment Penalty; (40) the Prepayment Penalty period of such Mortgage Loan, if applicable; (41) a description of the Prepayment Penalty, if applicable; (42) a code indicating whether there is a simultaneous second; and (43) With respect to each Adjustable Rate Mortgage Loan, (a) the first Interest Rate Adjustment Date and the Interest Rate Adjustment Date frequency, (b) the Gross Margin, (c) the Lifetime Rate Cap under the terms of the Mortgage Note, (d) the minimum Mortgage Interest Rate under the terms of the Mortgage Note, (e) the Periodic Rate Cap, (f) the first Interest Rate Adjustment Date immediately following the related Cut-off Date, and (g) the Index on which the Mortgage Interest Rate is based, including the methodology for rounding (e.g. rounded upward, if necessary, to the nearest ten thousandth (.0001)) and the applicable time frame for determining the Index.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

Mortgaged Property: With respect to a Mortgage Loan that is not a Co-op Loan, the Mortgagor’s real property securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple parcels of real property improved by a Residential Dwelling. With respect to a Co-op Loan, the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Mortgagor: The obligor on a Mortgage Note, who is an owner of the Mortgaged Property and the grantor or mortgagor named in the Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

OCC: Office of the Comptroller of the Currency, or any successor thereto.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

OTS: The Office of Thrift Supervision or any successor thereto.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Predatory Mortgage Loan: Any mortgage loan that is classified as having terms that result in costs to the Mortgagor in excess of a specified limit pursuant to any federal, state or local law or regulation that imposes liability on any purchaser or assignee of such mortgage loan. Predatory Mortgage Loans shall include, without limitation, mortgage loans designated as “high cost,” “high-cost home loans,” “covered” loans, “predatory loans” and any designations of similar import in the applicable federal, state or local statute.

Prepayment Penalty: With respect to each Mortgage Loan, the amount of any premium or penalty required to be paid by the Mortgagor if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Primary Mortgage Insurance Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.2(xxxii), or any replacement policy therefor obtained by the Servicer pursuant to Section 4.8.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month in which such Remittance Date occurs, and ending on the last day of such month.

Purchase Price: The purchase price specified in the Commitment Letter.

Purchaser: Goldman Sachs Mortgage Company, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfied the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company. For the avoidance of doubt, a “Qualified Correspondent” includes a “table broker” or mortgage lender that originates loans underwritten and funded by the Company or an Affiliate of the Company to the Designated Guidelines.

Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Mortgage File, (b) the absence of a document in the Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Company, but, in each case, only if the affected Mortgage Loan would cease to qualify as a “qualified mortgage” for purposes of the REMIC Provisions.

Qualified Depository: A federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Group and Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein; provided however, that in the event any of the Mortgage Loans are subject to a Securitization Transaction, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Securitization Transaction.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA.

Rate/Term Refinance: A Refinanced Mortgage Loan, in which the proceeds received were not in excess of the amount of funds required to repay the principal balance of any existing first mortgage loan on the related Mortgaged Property, pay related closing costs and satisfy any outstanding subordinate mortgages on the related Mortgaged Property and did not provide incidental cash to the related Mortgagor of more than one percent (1%) of the original principal balance of such Mortgage Loan.

Rating Agency: Moody’s Investors Service, Inc., Standard & Poor’s Ratings Group, division of The McGraw-Hill Companies, Fitch, Inc (doing business as “Fitch Ratings”), or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization Transaction.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: Any servicing agreement relating to a Reconstitution.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement shall be reconstituted as part of a Securitization Transaction or Whole Loan Transfer pursuant to Section 9.1 hereof. The Reconstitution Date shall be such date the Purchaser shall designate in writing to the Company.

Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Advice Date: The 10th Business Day of each month or, if such 10th day is not a Business Day, the first Business Day immediately succeeding such date.

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: Unless agreed otherwise by the Purchaser and the Company (including without limitation as set forth in the Commitment Letter), a price equal to (i) the Scheduled Principal Balance of the Mortgage Loan plus (ii) interest on such Scheduled Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase, to the extent such amounts are actually paid to the Purchaser upon the repurchase of the related Mortgage Loan plus (iii) any costs and damages, including reasonable attorneys’ fees and costs, incurred by the trust in the applicable Securitization Transaction in connection with any violation by the Mortgage Loan of any predatory or abusive lending law.

Residential Dwelling: Any one of the following: (i) a detached one family dwelling, (ii) a detached two to four family dwelling, (iii) a one family dwelling unit in a condominium project, or (iv) a one family dwelling in a planned unit development, none of which is a co operative, mobile or Manufactured Home.

Scheduled Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously collected by the Company as servicer hereunder or advanced and distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances made in lieu thereof.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling unit in the residential cooperative housing corporation that was pledged to secure such Co-op Loan and the related Co-op Lease.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans. No Securitization shall include less than 10 Mortgage Loans without the consents of the Seller which shall not be unreasonably withheld.

Servicer: As defined in Section 13.3(c).

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorney’s fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.8.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the per annum fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Scheduled Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and same period for which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.5) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.5.

Servicing Fee Rate: 0.25% per annum for each Mortgage Loan.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.3.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies Inc., and any successor thereto.

Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB; provided, however, that the term “Subservicer” shall not include any master servicer, or any special servicer engaged by a Depositor, Purchaser or investor in a Securitization Transaction, nor any “back-up servicer” or trustee performing servicing functions on behalf of a Securitization Transaction.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company and shall not include a mortgage broker that does not fund loans.

Warranty Bill of Sale: A warranty bill of sale with respect to the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit I.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction. No Whole Loan Transaction shall include less than 10 Mortgage Loans without the consents of the Seller which shall not be unreasonably withheld.

ARTICLE II
CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.1. Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files. Company agrees to sell and Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Commitment Letter. The Purchaser, on any Closing Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement and the related Commitment Letter.

Purchaser will purchase Mortgage Loan(s) from the Company on such Closing Dates as may be agreed upon by the Purchaser and the Company. The closing shall, at Purchaser’s option be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person at such place, as the parties shall agree. On the Closing Date and subject to the terms and conditions of this Agreement, the Company will sell, transfer, assign, set over and convey to the Purchaser, without recourse except as set forth in this Agreement, and the Purchaser will purchase, all of the right, title and interest of the Company in and to the Mortgage Loans being conveyed by it hereunder, as identified on the Mortgage Loan Schedule.

On the Closing Date and in accordance with the terms herein, the Purchaser will pay to the Company, by wire transfer of immediately available funds, the Purchase Price, together with interest, if any, accrued from the Cut-off Date through the day immediately preceding the Closing Date, according to the instructions to be provided by the Company. The Company, simultaneously with the payment of the Purchase Price, shall execute and deliver to the Purchaser a Warranty Bill of Sale with respect to the Mortgage Loans in the form annexed hereto as Exhibit I.

The principal balance of each Mortgage Loan as of the Cut-off Date shall be determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser, and shall remit such amounts as provided in Section 5.1.

Pursuant to Section 2.3, the Company shall deliver the Mortgage Loan Documents to the Custodian. The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Sections 2.3, 3.3 or 6.2.

Section 2.2. Books and Records; Transfers of Mortgage Loans. From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA or FHLMC, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the FNMA or FHLMC Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Law.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that in no event shall there be more than four Persons at any given time having the status of “Purchaser” hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer less than five (5) Business Days before the monthly Determination Date, the Company’s duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with the first Determination Date after the Reconstitution Date.

Section 2.3. Delivery of Documents. Pursuant to the Custodial Agreement delivered to the Purchaser on or before a Closing Date, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by the Custodial Agreement and by this Agreement with respect to each Mortgage Loan being transferred to the Purchaser on such Closing Date.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the Custodian’s fees and expenses with respect to the delivery and certification of those Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement. The Company will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to the Company or to any prior owners of or mortgagees with respect to the Mortgage Loans). The Purchaser will be responsible for the Custodian’s fees and expenses with respect to the initial inventory and maintenance of the Mortgage Loans on or after the Closing Date, including the costs associated with clearing exceptions.

Within 90 days after each Closing Date, the Company shall deliver to the Custodian each of the documents described in Exhibit B not delivered pursuant to the Agreement with respect to the related Mortgage Loans.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.1 or 6.1 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 60 days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver the document to the Custodian by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.3 are not delivered as required within 90 days following the Closing Date or as otherwise extended as set forth above, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by the Company in accordance with Section 3.3 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event the Company cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that the Company shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate from the Company confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

If, subsequent to the related Closing Date, the Company, the Purchaser or the Custodian finds any document or documents constituting a part of a Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Company. The Company shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. The Company hereby covenants and agrees that, if any material defect cannot be corrected or cured, the Company will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.3; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within 75 days of the date such defect is discovered.

Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Company delivers an Officer’s Certificate to the Purchaser certifying that the Company is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Company an extension to correct or cure such defect. The extension shall not extend beyond (1) the date that is 75 days after the date the defect is discovered, or, (2) if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is 30 days beyond the original 90-day cure period. If the defect is not a Qualification Defect, additional 30-day extensions may be obtained pursuant to the same procedure, as long as the Company demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Company received the original notice of the defect.

Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Company of any defective or missing document in a Mortgage File within such 90-day period, or the failure of the Purchaser to require the Company to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Company to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.3 hereof.

Section 2.4. Mortgage Schedule. The Company shall provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement (the “Mortgage Loan Schedule”) on each Closing Date substantially in the form attached hereto as Exhibit A. Each Mortgage Loan Schedule shall conform to the definition of “Mortgage Loan Schedule” hereunder.

Section 2.5. Examination of Mortgage Files. Prior to each Closing Date, the Company shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan to be transferred on such Closing Date, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Company’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser, or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time before or after the related Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided under this Agreement.

Section 2.6. Representations, Warranties and Agreements of the Company. The Company agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Sections 3.1 and 3.2 as of the Closing Date for the related Mortgage Loans. The Company, without conceding that the Mortgage Loans are securities, hereby makes the following additional representations, warranties and agreements which shall be deemed to have been made as of the Closing Date for the related Mortgage Loans:

(i) neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

(ii) the Company has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser.

Section 2.7. Representation, Warranties and Agreement of Purchaser. The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall have been deemed to have been made as of the Closing Date for the related Mortgage Loans:

(i) the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

(ii) the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other person;

(iii) the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

(iv) the Purchaser has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under this Agreement;

(v) this Agreement has been duly executed and delivered by the Purchaser, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Purchaser, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

(vi) the execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date thereof;

(vii) the execution and delivery of this Agreement have been duly authorized by all necessary partnership action on the part of the Purchaser; neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor compliance by the Purchaser with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Purchaser or any law, governmental rule or regulation or any material judgment, decree or order binding on the Purchaser or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Purchaser is a party or by which it is bound;

(viii) there are no actions, suits or proceedings pending or, to the knowledge of the Purchaser, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter that in the judgment of the Purchaser will be determined adversely to the Purchaser and will if determined adversely to the Purchaser materially adversely affect its ability to perform its obligations under this Agreement; and

(ix) except for the sale to the Company, the Purchaser has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

Section 2.8. Closing. The closing for the purchase and sale of each pool of Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each closing shall be subject to each of the following conditions:

(i) all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(ii) the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents for the related Mortgage Loans as specified in Section 2.9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(iii) the Company shall have delivered and released to the Custodian all documents required pursuant to this Agreement and the Custodial Agreement, and

(iv) all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on each Closing Date the Purchase Price for the related Mortgage Loans by wire transfer of immediately available funds to the account designated by the Company.

Section 2.9. Closing Documents. With respect to each pool of Mortgage Loans, the Closing Documents shall consist of fully executed originals of the following documents:

(i) this Agreement, in two counterparts;

(ii) the related Custodial Agreement, dated as of the related Cut-off Date, in three counterparts, in the form attached as Exhibit C to this Agreement;

(iii) the related Mortgage Loan Schedule, one copy to be attached to each counterpart of this Agreement, and to each counterpart of the related Custodial Agreement, as the Mortgage Loan Schedule thereto;

(iv) a Receipt and Certification, as required under the Custodial Agreement;

(v) an officer’s certificate of the Company substantially in the form of Exhibit G attached hereto; and

(vi) an Opinion of Counsel of the Company, in the form of Exhibit D hereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.1. Company Representations and Warranties. The Company hereby represents and warrants to the Purchaser that, as of each Closing Date:

(a) Due Organization and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio as all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b) Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Service.

The Company is an approved seller/servicer of residential mortgage loans for FNMA and FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for FNMA and FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to FNMA or FHLMC; The Company is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, if applicable, meets the minimum capital requirements set forth by HUD, the OTS, the OCC or the FDIC, if applicable, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located;

(e) Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f) Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g) No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or lead to any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h) No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i) No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j) Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k) No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements; and

(l) No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in the connection with the sale of the Mortgage Loans.

Section 3.2. Representations and Warranties Regarding Individual Mortgage .Loans As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date (except as set forth in (i) below):

(i) Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule is true and correct as of the related Cut-off Date.

(ii) Payment History.

All payments required to be made up to the related Cut-off Date for each Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment under any Mortgage Loan has been 30 days delinquent more than one time within twelve months prior to the related Closing Date;

(iii) No Outstanding Charges.

There are no defaults by the Company or the Mortgagor in complying with the terms of the Mortgage Note or Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(iv) Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the mortgage insurer, if the Mortgage Loan is insured, the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part;

(v) No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vi) No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(vii) Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties;

(viii) No Fraud.

All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company in connection with the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(ix) Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to Prepayment Penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(x) Location and Type of Mortgaged Property.

With respect to a Mortgage Loan that is not a Co-op Loan and is not secured by an interest in a leasehold estate, the Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and is a fee simple estate that consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (or, with respect to each Co-op Loan, an individual unit in a residential cooperative housing corporation) or a de minimis planned unit development which is in each case four stories or less, provided, however, that any condominium unit, planned unit development or residential cooperative housing corporation shall conform with the Company Guide and any mobile home (double wide only) or manufactured dwelling shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. No portion of the Mortgaged Property (or underlying Mortgaged Property, in the case of a Co-op Loan) is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial, industrial, agricultural purposes and no Mortgaged Property is undeveloped; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. None of the Mortgage Properties are log homes, mobile homes, geodesic domes, a property in excess of 10 acres or other unique property types. No Mortgaged Property is located anywhere except the continental United States, Alaska, Hawaii, Puerto Rico, the Virgin Islands or Guam. No Mortgaged Property is a condominium unit that is part of condominium development that operates as, or holds itself out to be, a condominium hotel. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Company as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(xi) Valid First Lien.

The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to::

1.	the lien of current real property taxes and assessments not yet due and payable;

2.
covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy or attorney’s title opinion delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

3.
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser.

With respect to any Co-op Loan, the related Mortgage is a valid, subsisting and enforceable first priority security interest on the related cooperative shares securing the Mortgage Note, subject only to (a) liens of the related residential cooperative housing corporation for unpaid assessments representing the Mortgagor’s pro rata share of the related residential cooperative housing corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security interest intended to be provided by the related Security Agreement;

(xii) Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xiii) Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(xiv) Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or other similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and any qualification requirements of FNMA or FHLMC, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xv) Title Insurance.

With respect to a Mortgage Loan which is not a Co-op Loan, the Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (xi) of this Section 3.2, and with respect to each Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustments to the Mortgage Interest Rate and Monthly Payment; provided, however, that in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, the Mortgage Loan is the subject of an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xvi) No Mechanics’ Liens.

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in Section (xv) above;

(xvii) Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in Section (xv) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xviii) Customary Provisions.

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xix) Occupancy of the Mortgaged Property.

As of the related Closing Date the Mortgaged Property is lawfully occupied to the best of the Company’s knowledge under Applicable Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(xx) No Additional Collateral.

The Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (xi) above;

(xxi) Deeds of Trust.

In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxii) Transfer of Mortgage Loans.

The Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxiii) Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado, hurricane or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxiv) Collection Practices; Escrow Deposits.

The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Acceptable Servicing Practices, and have been in all material respects legal and proper, and in accordance with the terms of the Mortgage Note and Mortgage. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by Applicable Law and has been established to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note;

(xxv) No Condemnation.

To the best of Company’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(xxvi) The Appraisal.

The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the origination of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxvii) Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1983, as amended; and the Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor’s cost and expense and the Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(xxviii) Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act as amended, or other similar state statute;

(xxix) Payment Terms.

The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, (provided that with respect to Adjustable Rate Mortgage Loans, the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, and with respect to all Mortgage Loans, interest is calculated and payable in arrears) sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from origination and once the amortization period starts, payments are calculated to fully amortize by maturity. No Adjustable Rate Mortgage Loan converts, pursuant to the terms of the related Mortgage Note, from having interest accrue on the principal amount thereof based on an adjustable rate to having interest accrue based on a fixed rate, and no Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization. The Mortgage Interest Rate for each Mortgage Loan and the Lifetime Rate Cap, each applicable Periodic Rate Cap, Periodic Rate Floor and each applicable Interest Rate Adjustment Date for each Adjustable Rate Mortgage Loan are as set forth for such Mortgage Loan in the Mortgage Loan Schedule; Principal payments on the Mortgage Loan commenced no more than seventy days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to Adjustable Rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest 0.125%), subject to the Periodic Rate Cap. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. The Mortgage Loan does not require a balloon payment on its stated maturity date; and by its original terms or any modification thereof, does not provide for amortization beyond its scheduled maturity date;

(xxx) No Defaults.

Except with respect to delinquencies identified on the Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Company has not waived any default, breach, violation or event of acceleration;

(xxxi) Loan-to-Value Ratio; Modifications; No Foreclosures.

The Loan-to-Value Ratio of each Mortgage Loan was less than 100% at the time of its origination or refinancing, as applicable. No Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceedings;

(xxxii) Primary Mortgage Insurance.

Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, in at least such amounts as are required by FHLMC or FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with FHLMC standards or Applicable Law;

(xxxiii) Underwriting Guidelines.

The Mortgage Loan was underwritten in accordance with the Company’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxiv) Adverse Selection.

The Company used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans;

(xxxv) No Bankruptcy.

To the best of the Company’s knowledge, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the related Closing Date, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding;

(xxxvi) No Additional Payments.

There is no obligation on the part of the Company or any other party to make payments in addition to those made by the Mortgagor;

(xxxvii) Predatory Lending Regulations.

No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. This representation and warranty is a Deemed Material Breach Representation;

(xxxviii) HOEPA.

No Mortgage Loan is classified as a Predatory Mortgage Loan under Section 32 of the Home Ownership and Equity Protection Act of 1994, as amended, or any similar state or local law including, without limitation, the Local Law for the City of New York, No. 36 relating to predatory lending passed by the New York City Council on November 20, 2002, as amended from time to time;

(xxxix) Fair Credit Reporting Act.

The Company, in its capacity as servicer, has fully furnished, for each Mortgage Loan, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (or the successors to such credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(xl) No Arbitration.

With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(xli) Balloon Mortgages.

No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years;

(xlii) No Credit Insurance Policies.

In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(xliii) Prepayment Penalties.

The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note and rider except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Company for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty (ii) prior to the Mortgage Loan’s origination the Mortgagor was offered, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xliv) Manufactured Housing.

With respect to any Mortgaged Property that constitutes manufactured housing, each related Mortgage Loan is secured by a “single family residence” within the meaning of Section 25(e)(10) of the Code. The fair market value of the Manufactured Home securing any Mortgage Loan was at least equal to 80% of the adjusted issue price of the Mortgage Loan at either (i) the date the Mortgage Loan was originated (as determined pursuant to the REMIC provisions), or (ii) the date the Mortgage Loan is transferred to the Purchaser;

(xlv) Qualified Mortgage.

Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

(xlvi) Origination Practices.

The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets, and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

(xlvii) Underwriting Methodology.

The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor’s income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(xlviii) Points and Fees.

No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such Mortgage Loan. For purposes of this representation, such 5% limitation is calculated in accordance with FNMA’s anti-predatory lending requirements as set forth in the FNMA Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges which miscellaneous fees and charges, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(xlix) Fees Charges.

All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation; and

(l) Second Lien Mortgage Loans.

With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Company has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Company’s knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor’s principal residence. This representation and warranty is a Deemed Material Breach Representation.

(li) Due on Sale.

The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(lii) Environmental Matters.

The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(liii) Regarding the Mortgagor.

The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with FNMA guidelines for such trusts;

(liv) Simple Interest Mortgage Loans.

None of the Mortgage Loans are simple interest Mortgage Loans;

(lv) No Buydown Provisions. No Graduated Payments.

The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment Mortgage Loan;

(lvi) Co-op Loans.

With respect to a Mortgage Loan that is a Co-op Loan, the stock that is pledged as security for the Mortgage Loan is held by a person as a tenant stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(lvii) Reserved.

(lviii) Assumability.

With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(lix) Disclosure Materials.

The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Company has complied with, all Applicable Law with respect to the making of the Mortgage Loans. The Company shall maintain such statement in the Mortgage File;

(lx) Leaseholds.

If the Mortgage Loan is secured by a leasehold estate, (1) the ground lease is assignable or transferable; (2) the ground lease will not terminate earlier than five years after the maturity date of the Mortgage Loan; (3) the ground lease does not provide for termination of the lease in the event of lessee’s default without the Mortgagee being entitled to receive written notice of, and a reasonable opportunity to cure the default; (4) the ground lease permits the mortgaging of the related Mortgaged Property; (5) the ground lease protects the Mortgagee’s interests in the event of a property condemnation; (6) all ground lease rents, other payments, or assessments that have become due have been paid; and (7) the use of leasehold estates for residential properties is a widely accepted practice in the jurisdiction in which the Mortgaged Property is located;

(lxi) Tax Service Contract.

Each retained Mortgage Loan is covered by a tax monitoring service and if servicing is transferred a paid in full, life of loan tax service contract will be purchased by the Company and such contract is transferable;

(lxii) Flood Service Contract.

Each Mortgage Loan is covered by a paid in full, life of loan, flood service contract issued by First American Real Estate Tax Service or Fidelity, and such contract is transferable; and

(lxiii) Litigation.

The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

Section 3.3. Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.1 and 3.2 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within 90 days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, (i) the Company shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Company of any breach of the representation and warranty set forth in clause (xlv) of Section 3.2, the Company shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Section 3.1, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.3 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price as required in Section 4.4, for distribution to Purchaser on the Remittance Date for the month following the date of the repurchase, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution for application in accordance with Section 5.1.

At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loans to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loans. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loans from this Agreement.

In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.3 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.3, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.1 and 3.2 shall accrue as to any Mortgage Loan upon the earliest of (i) discovery of such breach by the Company or the Purchaser or notice thereof by the Purchaser to the Company, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

ARTICLE IV
ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.1. Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a third party servicing provider, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.3, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.3. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

Section 4.2. Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.1 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) the Company shall determine prudently to be in the best interest of Purchaser. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.1 and remains delinquent for a period of 30 days or any other default continues for a period of 30 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.3, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.5) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.5 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.5 hereof.

Section 4.3. Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable in accordance with Accepted Servicing Practices, and shall, in accordance with RESPA and applicable state law, take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.4. Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “National City Mortgage Co., in trust for the Purchaser of Residential Mortgage Loans serviced under a Flow Seller’s Warranties and Servicing Agreement, dated as of May 1, 2003”, or as otherwise directed in writing by the Purchaser or its assigns after the Closing Date in connection with any Whole Loan Transfer or Securitization Transaction. The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. Any funds deposited in the Custodial Account shall at all times be insured to the fullest extent allowed by Applicable Law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.5.

The Company shall deposit in the Custodial Account within one Business Day (or two Business Days in the case of the amounts described in clauses (iii) through (v) below) of the Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after each Cut-off Date, other than payments of principal and interest due on or before such Cut-off Date:

(1) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments, but not including Payaheads;

(2) all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(3) all Liquidation Proceeds;

(4) all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(5) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(6) any amount required to be deposited in the Custodial Account pursuant to Section 4.1, 5.1, 5.3, 6.1 or 6.2;

(7) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2;

(8) with respect to each Principal Prepayment including, for this purpose, the principal portion of Insurance Proceeds, Condemnation Proceeds, and Liquidation Proceeds an amount (to be paid by the Company out of its own funds, but not in excess of its aggregate Servicing Fee for the related Due Period) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

(9) any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(10) any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.1, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.5. The Company shall reimburse the Custodial Account for any losses incurred as a result of the investment of amounts on deposit in the Custodial Account.

The Company may invest the funds in the Custodial Account in Eligible Investments designated in the name of the Company for the benefit of the Purchaser, which shall mature not later than the Business Day next preceding the Remittance Date next following the date of such investment (except that (A) any investment in the institution with which the Custodial Account is maintained may mature on such Remittance Date and (B) any other investment may mature on such Remittance Date if the Company shall advance funds on such Remittance Date, pending receipt thereof to the extent necessary to make distributions to the [Owner]) and shall not be sold or disposed of prior to maturity. Notwithstanding anything to the contrary herein and above, all income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to withdrawal by the Company. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as realized.

Section 4.5. Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1) to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.1;

(2) to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.3, the Company’s right to reimburse itself pursuant to this subclause (2) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(3) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.3, 3.3 or 6.2, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(4) to pay itself as servicing compensation any interest on funds deposited in the Custodial Account;

(5) to reimburse itself for expenses incurred to the extent reimbursable pursuant to Section 8.1;

(6) to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(7) to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(8) to reimburse the trustee with respect to any Securitization Transaction for any unreimbursed Monthly Advances or Servicing Advances made by the Trustee, as applicable, the right to reimbursement pursuant to this subclause (8) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, proceeds of REO Dispositions, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee’s right thereto shall be prior to the rights of the Company to reimbursement under (2) and (3), and prior to the rights of the Purchaser under (1);

(9) to remove funds inadvertently placed in the Custodial Account by the Company; and

(10) to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all interest earned on funds on deposit in the Custodial Account. The Company may use such withdrawn funds only for the purposes described in this Section 4.5.

Section 4.6. Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “National City Mortgage Co., in trust for the Purchaser under the Flow Seller’s Warranties and Servicing Agreement dated as of May 1, 2003 and/or subsequent purchasers of Mortgage Loans.” The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.7.

The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of the Company’s receipt, and retain therein:

(1) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(2) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property; and

(3) all amounts representing proceeds of any Primary Mortgage Insurance Policy.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.7. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. Notwithstanding the forgoing, the Company shall be responsible to reimburse the Purchaser for any losses incurred as a result of the investment of amounts on deposit in the Escrow Account.

Section 4.7. Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(1) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(2) to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.8 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(3) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(4) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(5) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(6) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(7) to remove funds inadvertently placed in the Escrow Account by the Company;

(8) to apply the proceeds of Primary Mortgage Insurance as if such proceeds were payments on, or Liquidation Proceeds of, the related Mortgage Loan, as the case may be; and

(9) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 4.8. Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. If a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same of the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments. With respect to each Mortgage Loan for which there is no escrow for tax payments, the Company shall ensure that all taxes are current and have been paid on the related Mortgaged Property.

With respect to each Mortgage Loan identified on the Mortgage Loan Schedule as an LPMI Loan, the Company shall maintain in full force and effect any LPMI Policy, and from time to time, withdraw the premium with respect to such Mortgage Loans from the Custodial Account in order to pay the premium thereon on a timely basis. In the event that the interest payments made with respect to the Mortgage Loan are less than the premium with respect to the LPMI Policy, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Policy premiums, in payment of such premium. Any such advance shall be a Servicing Advance subject to reimbursement. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another insurer acceptable under the Company Guide, a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be an insurer acceptable under the Company Guide, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another insurer acceptable under the Company Guide a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such LPMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

Purchaser, in its sole discretion, at any time, may (i) either obtain an additional LPMI Policy on any Mortgage Loan which already has an LPMI Policy in place, or (ii) obtain a LPMI Policy for any Mortgage Loan which does not already have a LPMI Policy in place. In any event, the Company agrees to administer such LPMI Policies in accordance with the Agreement or any Reconstitution Agreement.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account.

Section 4.9. Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time, upon prior written notice to the Purchaser.

Section 4.10. Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to FNMA or FHLMC, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by Applicable Law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to FNMA or FHLMC, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA or FHLMC requirements, secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to FNMA and FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.4, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5.

Section 4.11. Maintenance of Primary Mortgage Insurance Policy; Claims.

With respect to each Mortgage Loan with a LTV in excess of 80%, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a Primary Mortgage Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformance with FNMA and FHLMC requirements. The Company shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by Applicable Law, or such other amount as FNMA and FHLMC permits for cancellation of mortgage insurance. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Company shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy. If the insurer shall cease to be a qualified insurer, the Company shall determine whether recoveries under the Primary Mortgage Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the Primary Mortgage Insurance Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another qualified insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 6.1, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.6, any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Escrow Account, subject to withdrawal pursuant to Section  4.7.

Section 4.12. Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.5. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.13. Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts acceptable to FNMA or FHLMC. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.14. Inspections.

If any Mortgage Loan is more than 75 days delinquent, the Company or its agent immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.15. Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. For claims greater than $15,000, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i) The Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Company shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.16. Claims.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer in a timely fashion and, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to Section 4.4, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.5.

Section 4.17. Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, or the perfection of the ownership or security interest of the Purchaser in such REO Property would be adversely effected, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property; provided, however, that the Company agrees not to sell or dispose of any such Mortgage Loan to a person who acquires such Mortgage Loan using a purchase money mortgage. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.3. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.18. Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.2, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.19. Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.20. Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.21. Fair Credit Reporting Act.

For each Mortgage Loan, the Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files, to Equifax, Experian, and Trans Union Credit Information Company, or their successors, on a monthly basis. The Servicer shall provide evidence of such monthly reporting to the Purchaser upon request.

ARTICLE V
PAYMENTS TO PURCHASER

Section 5.1. Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.5), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.3, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.4(viii); and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date.

With respect to any remittance received by the Purchaser after the date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.2. Statements to Purchaser.

Not later than the Remittance Advice Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, including the information set forth in Exhibit E attached hereto, with a trial balance report attached thereto, as to the period ending on the last day of the preceding month, in a form to be agreed upon by the Purchaser and the Company.

Section 5.3. Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the Determination Date immediately preceding such Remittance Date or which were deferred pursuant to Section 4.1. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Company shall have the right to deduct delinquent payments from amounts held for future distribution as long as the Company, its parent, or their respective successors hereunder has a long-term credit rating of at least “A” by Fitch, Inc. (doing business as Fitch Ratings), “A” by Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and “A2” by Moody’s Investors Service, Inc. If the long-term credit rating of the Company, its parent, or their respective successors hereunder are at any time below the ratings set forth in the directly preceding sentence, the Company shall no longer be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property, provided, however, that if requested by a Rating Agency in connection with a Securitization Transaction, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination.

ARTICLE VI
GENERAL SERVICING PROCEDURES

Section 6.1. Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so.

If the Company reasonably believes it is unable under Applicable Law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under Applicable Law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by Applicable Law, accelerate the maturity of the Mortgage Loan.

Section 6.2. Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.2, and may request the release of any Mortgage Loan Documents.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.3. Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid scheduled principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.1, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.4. Annual Statement as to Compliance.

The Company shall deliver to the Purchaser on or before March 15 each year, beginning March 15, 2006, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied with the provisions of this Agreement or similar agreements, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement or similar agreements throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.5. Annual Independent Public Accountants’ Servicing Report.

On or before March 15 of each year beginning March 15, 2006, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. By providing Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Company shall be considered to have fulfilled its obligations under this Section 6.5.

Section 6.6. Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own travel expenses associated with such examination.

Section 6.7. Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860G(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(D) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

ARTICLE VII
COMPANY TO COOPERATE

Section 7.1. Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.2. Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company also shall make available to the Purchaser or prospective Purchaser, within a reasonable period after request, a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII
THE COMPANY

Section 8.1. Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all costs, fees or expenses advanced by it pursuant to this paragraph except when the claim in any way results from, relates to or arises out of any liability, obligation, act or omission of the Company, including without limitation, the Company’s indemnification obligation under Section 3.3 and this Section 8.1, any repurchase obligation of the Company hereunder including Sections 2.3, 3.3 and 6.2, or the failure of the Company to service and administer the Mortgage Loans and otherwise perform its obligations hereunder in strict compliance with the terms of this Agreement.

Section 8.2. Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution which is a FNMA/FHLMC-approved company in good standing. Furthermore, in the event the Company transfers or otherwise disposes of all or substantially all of its assets to an Affiliate of the Company, such Affiliate shall satisfy the condition above, and shall also be fully liable to the Purchaser for all of the Company’s obligations and liabilities hereunder.

Section 8.3. Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.4. Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder, nor delegate its rights or duties hereunder or any portion hereof, nor sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.1.

Without in any way limiting the generality of this Section 8.4, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof; or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.1, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE IX
SECURITIZATION TRANSACTION

Section 9.1. Cooperation of Company with a Reconstitution. The Company and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(a) FNMA under its Cash Purchase Program or MBS Program (Special Servicing Option) (each, a “FNMA Transfer”); or

(b) FHLMC (the “FHLMC Transfer”); or

(c) one or more third party purchasers in one or more Whole Loan Transfers; or

(d) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, shall effect up to four Whole Loan Transfers or Securitization Transactions per pool of Mortgage Loans, each such pool of Mortgage Loans to include ten (10) or more Mortgage Loans unless otherwise agreed to by the Purchaser and the Company, retaining the Company as the Servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer”.

The Company agrees to execute in connection with any Agency Transfer, any and all reasonably acceptable pool purchase contracts, and/or agreements among the Purchaser, the Company, FNMA or FHLMC (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the parties, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the parties or an Assignment and Recognition Agreement substantially in the form attached hereto as Exhibit F (collectively, the agreements referred to herein are designated, the “Reconstitution Agreements”), together with an opinion of counsel with respect to such Reconstitution Agreements.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Company agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and (3) to restate the representations and warranties with respect to the Mortgage Loans as of the related Closing Date and with respect to the Company itself as of the closing date of each Reconstitution or make the representations and warranties set forth in the related selling/servicing guide of the servicer or issuer, as the case may be, or such representations or warranties as may be required by any rating agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Company shall provide to such servicer or issuer, as the case may be, and any other participants or purchasers in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Company or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company, as seller or servicer as are reasonably believed necessary by the Purchaser or any such other participant (including, without limitation, such revisions to this Agreement relating to the servicing of REO Property and the provision of remittance reports as the Purchaser may reasonably believe to be necessary to enable such servicer to fulfill its master servicing obligations) and (iii) to execute, deliver and satisfy all conditions set forth in any indemnity agreement mutually agreed upon by Purchaser and Seller at such time. Moreover, the Company agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements. The Company shall indemnify the Purchaser, each Affiliate of the Purchaser participating in the Reconstitution, each Person who controls the Purchaser or such Affiliate and each underwriter and initial purchaser participating in the Reconstitution, and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Company regarding the Company, the Company’s servicing practices or the performance of the Mortgage Loans or the Company Guide set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

With respect to any Mortgage Loans sold in a Securitization Transaction in which the Company is the servicer, the Company agrees that on or before March 10th of each year beginning March 10, 2008, the Company shall deliver to the depositor, the master servicer (if any) and the trustee for the securitization trust in the Securitization Transaction, and their officers, directors and affiliates, a certification in the form attached as Exhibit H hereto, executed by the senior officer in charge of servicing at the Company for use in connection with any Form 10 K to be filed with the Securities and Exchange Commission with respect to the securitization trust. The Company shall indemnify and hold harmless the depositor, the master servicer (if any) and the trustee, and their respective officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Company’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Company, on the other, in connection with a breach of the Company’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Company in connection therewith.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement, and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X
DEFAULT

Section 10.1. Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii) failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii) failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of 30 days; or

(v) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii) the Company ceases to meet the qualifications of a FNMA/FHLMC servicer; or

(viii) the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof in violation of Section 8.4; or

(ix) the taking of any action by the Company, any Company Employee, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the indictment of any of the foregoing Persons for criminal activity related to the mortgage origination or servicing activities of the Company, in each case, where such indictment materially and adversely affects the ability of the Company to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within 90 days).

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate with cause all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.1. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.2. Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI
TERMINATION

Section 11.1. Termination.

This Agreement shall terminate upon any of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Company and the Purchaser in writing or (iii) termination pursuant to Section 10.1, 11.2 or 11.3.

Section 11.2. Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.2. Any such notice of termination shall be in writing and delivered to the Company and any Rating Agency at least 30 days prior to the date of such termination by registered mail as provided in Section 12.5.

The Company shall be entitled to receive, as such liquidated damages, upon its termination as servicer hereunder without cause pursuant to this Section 11.2 an amount equal to 1.5% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans.

Section 11.3. Termination With Cause.

Notwithstanding any other provision hereof to the contrary, the Purchaser, at its option, may terminate this Agreement, and any rights the Company may have hereunder, with cause upon ten (10) Business Days’ prior written notice. For all purposes of determining “cause” with respect to termination of this Agreement or the rights of the Company hereunder, such term shall mean, without limitation, termination upon the occurrence of any Event of Default hereunder which is not cured within any applicable cure period. In the event of a termination of the Company for cause under this Section 11.3, no liquidated damages shall be payable to the Company pursuant to Section 11.2.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1. Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 8.4, 10.1 or 11.1, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.2 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.1 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.1 and 3.2 and the remedies available to the Purchaser under Sections 2.3, 3.3 and 6.2, it being understood and agreed that the provisions of such Sections 2.3, 3.1, 3.2, 3.3 and 6.1 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.1, except for the portion of subsection (h) relating to sale of the mortgage loans and all of subsections (j) and (l) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.4, 10.1, 11.1, 11.2 or 11.3 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.5.

Section 12.2. Amendment.

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.3. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.4. Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.5. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

if to the Company:

National City Mortgage Co.
3232 Newmark Drive
Miamisburg, OH 45342
Attn: Phil Cunningham
Telephone: (937) 910-3799
Telecopy: (937) 910-4182

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

if to Purchaser:

Goldman Sachs Mortgage Company
100 Second Avenue South
Suite 200 North
St. Petersburg, FL 33701
Attention: Whole Loan Execution Group
Tel: (727) 825-3895
Fax: (727) 825-3821

With a copy to:

Goldman Sachs Mortgage Company
85 Broad Street
New York, NY 10004
Attention: Howard Altarescu
Tel: (212) 902-3277
Fax: (212) 902-3000

or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

Section 12.6. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.7. Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.8. Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.4, this Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Company and the Purchaser and their respective successors and assigns, including without limitation, any trustee appointed by the Purchaser with respect to any Whole Loan Transfer or Securitization Transaction.

Section 12.9. Recordation of Assignments of Mortgage.

To the extent permitted by Applicable Law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, which recordation shall have been effected at the Company’s expense in the event recordation is either necessary under Applicable Law or requested by the Purchaser at its sole option.

Section 12.10. Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.2 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Recognition Agreement substantially in the form of Exhibit F hereto and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11. Solicitation of Mortgagor.

The Purchaser, its affiliates, successors or assigns shall not, without the prior written consent of the Company, take any action to solicit or make direct contact with the Mortgagor under any Mortgage Loan except to the extent required by the Company’s breach of this Agreement or as required under Applicable Law or regulatory authority. Notwithstanding any provision of this Agreement to the contrary, in the event the Purchaser, its affiliates, successors or assigns fails to obtain such written consent, the Company shall be entitled, in its sole discretion, to terminate its obligations and duties under this Agreement. Upon termination without cause of the servicing rights and obligations under this Agreement and the transfer of such rights and obligations to the Purchaser or Purchaser’s designee, the Company shall be entitled to receive damages as provided in Section 11.2.

The Company agrees that, after the Closing Date, it will not take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements or from servicing the refinancing needs of a Mortgagor who, without solicitation, contacts Company in connection with the refinance of such Mortgage or Mortgage Loan, shall not constitute solicitation under this Section. Notwithstanding anything to the contrary, this Section shall not prohibit the Company from soliciting any Mortgagor to provide other services including but not limited to credit cards, insurance investments and banking related services.

ARTICLE XIII
COMPLIANCE WITH REGULATION AB

Section 13.1. Intent of the Parties; Reasonableness.

The Purchaser and the Company acknowledge and agree that the purpose of Article XIII of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings to the extent that such comparable disclosure becomes industry standard in similar transactions.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the provisions of Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act) that are applicable to any Securitization Transaction. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to cooperate in good faith with the Purchaser or any Depositor, upon a request made in good faith, regarding the Company’s delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate as set forth herein with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable good faith judgment, to comply with Regulation AB.

Section 13.2. Additional Representations and Warranties of the Company.

(a) The Company shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 13.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date and unless otherwise disclosed in such information provided under Section 13.03: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated by government authorities) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 13.03, the Company shall, as soon as practicable (and in no event more than 10 Business Days) following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 13.3. Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (i) as promptly as practicable (and in no event more than 10 Business Days) following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing, or in a mutually agreed upon electronic format, and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing, or in a mutually agreed upon electronic format, and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a) If so requested by the Purchaser or any Depositor, the Company shall provide (or cause each Third-Party Originator or Subservicer, as applicable, to provide) such information, as mutually agreed upon by the Purchaser or any Depositor and the Company (or such Third-Party Originator or Subservicer, as applicable) such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

A. the originator’s form of organization;

B. a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the reasonable good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

C. a description of any material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Company, each Third-Party Originator and each Subservicer; and

D. as promptly as practicable following notice to the Company (and in no event more than 10 Business Days), a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified and noticed to the Company by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(b) If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format as mutually agreed upon by the Purchaser or the Depositor and the Company, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the Purchaser or Depositor, as applicable (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction, and shall also be addressed to and for the benefit of the Company and such Third-Party Originator; provided, however, that the procedures and work to be performed by such certified public accountants shall not create an undue disruption or burden on the business operations of the Company, unless such standards and letters become standard in the industry for similar transactions. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

A. the Servicer’s form of organization;

B. a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the reasonable good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

C. a description of any material changes during the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

D. information regarding the Servicer’s financial condition, to the extent that there is a material risk that the effect on one or more aspects of servicing resulting from such financial condition could have a material impact on pool performance or the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

E. information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the scheduled closing date of the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

F. a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

G. a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

H. information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall upon discovery (or shall cause each Subservicer and Third-Party Originator to so notify upon discovery) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator, as applicable, and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least 5 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to the related Securitization Transaction.

In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information reasonably available to the Company regarding the performance or servicing of the Mortgage Loans as is reasonably required by the Purchaser or any Depositor to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB and to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB relating to Static Pool Information regarding the performance of the Mortgage Loans on the basis of the Purchaser’s or such Depositor’s reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB (including without limitation as to the format and content of such Static Pool Information). Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Company under this Agreement or in such other timeframe as Purchaser as reasonably agreed to, commencing with the first such report due in connection with the applicable Securitization Transaction.

Section 13.4. Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities as Servicer during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 13.5. Report on Assessment of Compliance and Attestation.

(a) On or before March 1 of each calendar year, commencing in 2007, the Company shall:

(i) deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit K hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(ii) deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer, and each Subcontractor determined by the Company pursuant to Section 13.6(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) If requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit H; provided that such certification delivered by the Company may not be filed as an exhibit to, or included in, any offering document or registration statement unless required by law or regulation.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above, unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 13.5(a)(i) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit K hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section  13.5(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 13.6.

Section 13.6. Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 13.2, 13.3(c) and (e), 13.4, 13.5 and 13.7 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 13.3(d) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 13.4, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 13.5 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 13.5 as and when required to be delivered.

(b) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 13.5 and 13.7 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 13.5, in each case as and when required to be delivered.

Section 13.7. Indemnification; Remedies.

(a) The Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) A. any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Article XIII by or on behalf of the Company, or provided under this Article XIII by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or B. the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article XIII, including (except as provided below) any failure by the Company to identify pursuant to Section 13.6(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii) any breach by the Company of a representation or warranty set forth in Section 13.2(a) or in a writing furnished pursuant to Section 13.2(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 13.2(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

(b) Notification and Cooperation. The parties hereto further agree, and any Indemnified Party not a party hereto is deemed to agree, as a condition to its reliance on such indemnification, that the Company’s indemnification obligations under this Section 13.7 are subject to the following terms and conditions:

(i) An Indemnified Party seeking indemnification hereunder shall give written notice to the Company within a reasonable time after the Indemnified Party receives notice or becomes aware of an indemnifiable claim;

(ii) The Company shall undertake the defense of the action or claim with counsel or other representatives of its own choosing and reasonably acceptable to the Indemnified Party (which counsel shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party);

(iii) The Indemnified Party shall have the right to participate and assist in, but not control, the defense of such claim and employ separate counsel in any action or claim at the expense of the Indemnified Party (i.e., at its own expense); and

(iv) The Company shall not settle or compromise any claim suit or action against the Indemnified Party without the express prior written consent of the Indemnified Party.

(c) With respect to any breach of this Article 13, the Purchaser shall have the remedies set forth in this Agreement, including without limitation, Article 10.

(d) Limitations. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be obligated under this Section 13.7 to indemnify an Indemnified Party otherwise entitled to indemnity hereunder in respect of any indemnifiable claims or losses that result from the willful misconduct, bad faith or grossly negligent acts or omissions of the Indemnified Party.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By: Goldman Sachs Real Estate
Funding Corp., a New York corporation, its General Partner

By:
Name:
Title:

NATIONAL CITY MORTGAGE CO.,
As seller and servicer

By:
Name:
Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

See attached

A-1

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.1 and 2.3 of the Flow Seller’s Warranties and the Servicing Agreement to which this Exhibit is attached (the “Agreement”):

(A) The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ______________, without recourse” and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “[Company], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “[Company], formerly know as [previous name]”).

(B) The original of any personal endorsement, surety and/or guaranty agreement executed in connection with the Mortgage Note, if any.

(C) With respect to Mortgage Loans that are not Co-op Loans or except as set forth below, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. With respect to any Co-op Loan, an original or copy of the Security Agreement. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

(D) The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such assumption, modification, consolidation or extension agreements.

(E) With respect to Mortgage Loans that are not Co-op Loans, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, from the Company to “______________” or as otherwise directed by the Purchaser. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “[Company], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “[Company], formerly know as [previous name].” Subject to the foregoing and where permitted under the Applicable Laws of the jurisdiction wherein the Mortgaged property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

(F) With respect to Mortgage Loans that are not Co-op Loans, the originals or certified true copies of all intervening assignments of the Mortgage necessary to show a complete chain of title from the original mortgagee to the Company, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

(G) With respect to Mortgage Loans that are not Co-op Loans, the original mortgage policy of title insurance or evidence of title.

(H) Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

(I) With respect to any Co-op Loan; (i) a copy of the Co-op Lease and the Assignment of such Co-op Lease, with all intervening assignments showing a complete chain of title and an Assignment thereof by Company; (ii) the stock certificate together with an undated stock power relating to such stock certificate executed in blank; (iii) the recognition agreement of the interests of the Mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and (iv) copies of the financial statement filed by the originator as secured party and, if applicable, a filed UCC-3 assignment of the subject security interest showing a complete chain of title, together with an executed UCC-3 assignment of such security interest by the Company in a form sufficient for filing; and

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company’s agent(s):

(J) Verification of Mortgage Insurance.

(K) The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

(L) Residential loan application.

(M) Mortgage Loan closing statement.

(N) Verification of employment and income, unless originated under the Company’s Limited Documentation program, FNMA Timesaver Plus.

(O) Verification of acceptable evidence of source and amount of down payment.

(P) Credit report on the Mortgagor, if available.

(Q) Residential appraisal report.

(R) Photograph of the Mortgaged Property.

(S) Survey of the Mortgaged Property, if required by the title company or Applicable Law.

(T) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e. map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(U) All required disclosure statements.

(V) If available, termite report, structural engineer’s report, water potability and septic certification.

(W) Sales contract, if applicable.

(X) Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(Y) Amortization schedule, if available.

(Z) Original power of attorney, if applicable.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 90 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested form the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

FORM OF CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT

CUSTODIAL AGREEMENT, dated as of April 1, 2003 (the “Agree-ment”), among Goldman Sachs Mortgage Company (the “Purchaser”), having an address of 85 Broad Street, New York, New York 10004, National City Mortgage Co., having an address at 3232 Newmark Drive, Miamisburg, OH 45342 (in such capacity the “Seller”), and JPMorgan Chase Bank having an address at 1111 Fannin Street, 12th floor, Houston, Texas 77002 (the “Custo-dian”).

WITNESSETH:

WHEREAS, the Purchaser has purchased from the Seller certain one- to four- family, first-lien, fixed rate residential mortgage loans (the “Mortgage Loans”) pursuant to the terms and conditions of the Flow Seller’s Warranties and Servicing Agreement, dated as of May 1, 2003 (the “Seller’s Warranties and Servicing Agreement”), between the Seller and the Purchaser and the Warranty Bill of Sale dated April 8, 2003 (Fixed Rate Pool Bid date 2/11/03);

WHEREAS, the Seller has agreed to sell to the Purchaser, with respect to the Mortgage Loans, the Mortgage Loans pursuant to the terms and conditions of the Seller’s Warranties and Servicing Agreement;

WHEREAS, the Mortgage Loans purchased pursuant to the Seller’s Warran-ties and Servicing Agreement will be serviced by the Seller (in such capacity, the “Servicer”) pursuant to the Seller’s Warranties and Servicing Agreement; and

WHEREAS, the Purchaser desires to have the Custodian take possession of the mortgage notes for the Mortgage Loans, along with certain other documents specified herein, as the Custodian of the Purchaser or subsequent purchasers of the Mortgage Loans, in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the mutual undertaking herein expressed, the parties hereto hereby agree as follows:

1. On or prior to the Closing Date (as defined in the Seller’s Warranties and Servicing Agreement), the Seller shall deliver and release to the Custodian, subject to and in accordance with the relevant section of the Seller’s Warranties and Servicing Agreement, the following documents, pertaining to each of the Mortgage Loans identified in the Mortgage Loan Schedule (the “Mortgage Loan Schedule”) a copy of which Mortgage Loan Schedule is annexed as Exhibit 1 hereto:

(a) the original executed mortgage note endorsed, “Pay to the order of ______________, without recourse”, or as otherwise directed by the Purchaser, and signed in the name of the Seller by an officer of the Seller, or a lost note affidavit with a copy of the original mortgage note attached; the mortgage note shall include all intervening original endorsements showing a complete chain of title from the originator to the Seller;

(b) the original executed mortgage, or a certified copy thereof, in either case with evidence of recording noted thereon; the standard Fannie Mae/FHLMC Condominium Rider or PUD Rider must be attached to the mortgage if the mortgaged property is a condominium or is located in a PUD;

(c) the original assignment of each mortgage from the Seller to “[in blank]” or as otherwise directed by the Purchaser;

(d) the original policy of title insurance, or attorney’s opinion of title (accompanied by an abstract of title), as the case may be, with respect to each Mortgage Loan;

(e) originals of any intervening assignments of the mortgage necessary to show a complete chain of title from the original mortgagee to the Seller with evidence of recording noted thereon; provided, that such intervening assignments may be in the form of blanket assignments, a copy of which, with evidence of recording noted thereon, shall be acceptable;

(f) originals of all modification agreements with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such modification agreement;

(g) for each Mortgage Loan with respect to which the borrower’s name as it appears on the note does not match the borrower’s name on the Mortgage Loan Schedule, one of the following: (i) the original of the assump-tion with evidence of recording thereon if required to maintain the lien of the mortgage or if otherwise required, or, if recordation is not so required, an original or copy of such assumption agreement; or (ii) a copy of a marriage certificate, court order, decree or other document evidencing that the two different names refer to the same person;

(h) to the extent applicable, (x) an original power of attorney with evidence of recordation thereon if necessary to maintain the lien on the Mortgage or if the document to which such power of attorney relates is required to be recorded, or, if recordation is not so required, an original of such power of attorney, and (y) an original guaranty agreement; and

(i) personal endorsement and/or guaranty agreements for all non-individual loans. (corporations, partnerships, trusts, estates, etc.)

Notwithstanding the foregoing, with respect to any power of attorney, mortgage, assignment, intervening assignment, assumption agreement, modification agreement or deed of sale for which a certified copy is delivered in accordance with the foregoing, the copy must be certified as true and complete by the appropriate public recording office, or, if the original has been submitted for recording but has not yet been returned from the applicable recording office, an officer of the Seller must certify the copy as a true copy of the original submitted for recordation. Copies of blanket intervening assignments, however, need not be certified.

2. From time to time, the Servicer shall forward to the Custodian additional documents evidencing an assumption or modification of a Mortgage Loan approved by the Purchaser and the Servicer. All Mortgage Loan documents held by the Custodian as to each Mortgage Loan are referred herein as the “Custodian’s Mortgage File.” The Custodian, in its independent capacity, agrees to act as custo-dian for the Purchaser and any successor to the Purchaser in accordance with the terms and conditions of this Agreement, including upon any securitization of the Mortgage Loans, as custodian for the trustee (the “Trustee”) under the securitization trust agreement.

3. With respect to each Custodian’s Mortgage File delivered to the Custodian, the Custodian is exclusively the Custodian for the Purchaser, and the Purchaser’s successor or assigns. The Custodian shall hold all Custodian’s Mortgage Files for the exclusive use and benefit of the Purchaser and, except as otherwise provided herein, shall make disposition thereof only in accordance with the terms of this Agreement and the written instructions of the Purchaser. The Custodian shall segregate by group (as directed by the Purchaser) and maintain continuous custody of all Custodian’s Mortgage Files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

4. Upon the initial sale of the Mortgage Loans, the Custodian shall deliver to the Purchaser a Custody Receipt in the form annexed hereto as Exhibit 3 (the “Custody Receipt”) which includes verification that, except as shown on an exceptions list attached thereto:

(a) all documents required to be delivered to it pursuant to Sections 1(a) through (e) of this Agreement are in the Custodian’s possession; provided, that, the Custodian shall separately note on the Data Collection Schedule (as defined below) any Mortgage Loans with respect to which the original note is missing and a lost note affidavit and a copy of such note is delivered;

(b) all documents required to be delivered to it pursuant to Sections 1(f) and 1(g) of this Agreement are in the Custodian’s possession; provided, that:

(i) the Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Custodian’s Mortgage File, and

(ii) the Custodian shall have no obligation to determine whether recordation of any such document is necessary;

(c) all documents required to be delivered to it pursuant to Section 1(i) of this Agreement are in the Custodian’s possession; provided, that, the Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Custodian’s Mortgage File;

(d) all powers of attorney and other documents required to be delivered to it pursuant to Section 1(h) of this Agreement are in the Custo-dian’s possession; provided, that:

(i) the Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by the Custodian’s Mortgage File, and

(ii) the Custodian shall have no obligation to determine whether recordation of any such power of attorney is necessary (except that the Custodian shall conclude that if the document to which such power of attorney relates is a mortgage, interim assign-ment, assignment or a document that was recorded, then the Custo-dian shall conclude that such power of attorney should have been recorded);

(e) all documents have been examined by the Custodian and appear regular on their face and relate to the Mortgage Loans;

(f) based only on the Custodian’s examination of the foregoing documents, the information set forth on the Mortgage Loan Schedule representing each Mortgage Loan accurately reflects the following:

(i) Mortgage Loan number,

(ii) the first payment date (acceptable of accurate within 30 days),

(iii) the maturity date (acceptable of accurate within 30 days),

(iv) the original loan amount,

(v) the original interest rate,

(vi) the full name of the borrower(s) (acceptable if first and/or middle names are missing or initialized (e.g., C.E. Smith would match Charles Edwin Smith), acceptable if first names are shortened or lengthened or nicknames substituted therefor (e.g., Joe for Joseph or Dick for Richard), acceptable if middle or maiden names are omitted, acceptable if “Jr.”, “Sr.”, “II” and similar designations are omitted, acceptable if discrepancy is a typographical error),

(vii) the property address, including zip code (acceptable if the first three digits of the zip code match), and

(viii) the original principal and interest payment.

(g) each mortgage note has been endorsed and each assignment of mortgage has been assigned as described in Section 1 hereof; provided, that, the Custodian shall have no obligation to confirm that the assignments are in recordable form.

In making the verification required by this Section 4, the Custodian may rely conclusively on the Mortgage Loan Schedule attached hereto, and the Custodian shall have no obligation to independently verify the correctness of such Mortgage Loan Schedule. If any discrepancy exists between the Verified Information and the Mortgage Loan Schedule, the Custodian shall notify the Purchaser and the Servicer by attaching a list of such discrepancies to the Final Certification.

It is understood that before delivering the Custody Receipt, the Custodian shall examine the Mortgage Loan Documents to confirm the following (and shall report any exceptions to these confirmations in the exceptions report attached to the Custody Receipt):

(1) each mortgage note, mortgage, assumption, modification, guaranty, power of attorney and deed of sale bears a signature or signatures that appear to be original and that purport to be that of the Person or Persons named as the maker and mortgagor/trustor or, if photocopies are permitted by this Agreement, that such copies bear a reproduction of such signature or signatures;

(2) the principal amount of the indebtedness secured by the mortgage is identical to the original principal amount of the note;

(3) the interest rate shown on the note is identical to the interest rate shown on the Mortgage Loan Schedule;

(4) the assignment of the mortgage from the Seller is in the form required pursuant to Section l(c) hereof, and bears the signature of the Seller, that appears to be an original and any other necessary party or, if photocopies are permitted by this Agreement, such copies bear a reproduction of such signature or signatures;

(5) if intervening assignments are included in the Custodian’s Mortgage File, each such intervening assignment bears the signature of the mortgagee and/or the assignor (and any other necessary party) that appears to be an original or, if photocopies are permitted by this Agreement, that such copies bear a reproduction of such signature or signatures; and

(6) the title insurance policy or certificate of title is for an amount not less than the original principal amount of the related note.

5. Prior to August 31, 2003, the Custodian shall deliver to the Purchaser a Final Certification in the form of Exhibit 4 evidencing the completeness of the Custodian’s Mortgage File for each Mortgage Loan, with any applicable exceptions noted on such Certification.

6. No later than the fifth Business Day of each month, commencing in May 2003, the Custodian shall deliver to the Servicer, GS Mortgage Securities Corp., as depositor and the Trustee in electronic or hard copy format, as requested by the Purchaser, the exceptions list required by Section 4 hereof, updated to remove exceptions cured since the date on which the Custody Receipt was issued pursuant to Section 4 hereof. In the event the Mortgage Loans are securitized, the Custodian will only be required to deliver the exceptions list upon request. In addition, such monthly reports shall list any document with respect to which the Seller delivered a copy certifying that the original had been sent for recording, until such time as the Seller delivers to the Custodian the original of such document or a copy thereof certified by the appropriate public recording office. The Data Collection Schedule shall not be included unless specifically requested in advance. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose. During the life of the Mortgage Loans, in the event the Custodian discovers any defect with respect to the Custodian’s Mortgage Files, the Custodian shall give written notice of such defect to the Purchaser.

7. The Custodian shall hold in its possession and custody at JPMorgan Chase Bank, 1111 Fannin Street, 12th floor, Houston, TX 77002, for the Purchaser or any assignee of the Purchaser, all of the Custodian’s Mortgage Files delivered from time to time by the Servicer to the Custodian.

8. From time to time and as appropriate for the foreclosure or servicing of the Mortgage Loans, the Purchaser hereby authorizes the Custodian to release to the Servicer (or, after securitization of the Mortgage Loans, if so designated by the Servicer, to the Trustee), within three (3) business days of receipt of either (i) a written request and receipt of the Servicer in the form attached hereto as Exhibit 5(a) executed by one of the authorized signatories set forth on Exhibit 6, as such exhibit may be updated from time to time by the Servicer or (ii) an electronic request through the use of an electronic file request system mutually acceptable to the Custodian and the Servicer, a Custodian’s Mortgage File to the place indicated in any such written request from the Servicer. A list of authorized signatures for such written requests has been furnished to the Custodian by the Servicer. All Custodian’s Mortgage Files so released to the Servicer shall be held by it in trust for the benefit of the Purchaser. The Servicer shall return to the Custodian the Custodian’s Mort-gage File when the Servicer’s need therefor in connection with such foreclosure or servicing no longer exist, unless the Mortgage Loan shall be liquidated or paid in full.

Servicer may provide an electronic transmission for release of documents in a form agreed to in advance of initial transmission by both Servicer and Custodian containing information readable without intervention by Custodian data processing operations computer hardware and software staff, and arranged in a record layout to be specified by Custodian (a “Paperless Release Request”). Servicer agrees to maintain and control access to electronic signature information and assumes liability for any unauthorized use thereof. Servicer also agrees to maintain accurate records of electronic transactions related to the Custodial Files. Servicer hereby authorizes Custodian to automatically append the electronic signature of an Authorized Representative to the applicable request for release of documents and agrees and acknowledges that by appending such Authorized Representatives electronic signature, the Custodian shall be entitled to rely thereon. For purposes of this Agreement the term “electronic signature” is defined as an “electronic identifier intended by the person using it to have the same force and effect as the use of a manual signature.”

Servicer agrees in advance to comply with all Custodian data encryption, security and record layout standards in connection with any Paperless Release Request as may be amended from time to time upon notice from Custodian to Servicer. Custodian reserves the right to restrict or suspend Servicer’s access to the Custodian’s computer systems for maintenance or repairs or for any other reason in Custodian’s sole discretion, provided however that Custodian shall promptly provide Servicer notice of such restriction or suspension.

Notwithstanding the foregoing, Servicer is authorized to transmit and Custodian is authorized to accept signed facsimile copies of Requests for Release.

9. Upon the repurchase of any Mortgage Loan or the payment or liquidation in full of the Mortgage Loan, and within three Business Days of receipt by the Custodian of the Servicer’s request for release, receipt and certification either (i) in the form attached hereto as Exhibit 5(b), executed by one of the authorized signatories set forth on Exhibit 6 as such exhibit may be updated from time to time by the Servicer or (ii) through the use of an electronic request system mutually acceptable to the Custodian and the Servicer (which certification shall include a statement to the effect that all amounts received in connection with such repurchase or payment in full or liquidation have been credited to the Collection Account as provided in the Seller’s Warranties and Servicing Agreement), the Custodian shall release the related Custodian’s Mortgage File to the Servicer.

10. Upon reasonable prior written notice, the Custodian shall permit the Purchaser and its agents, and servicing officers of the Servicer reasonable access to its premises during the Custodian’s normal business hours to inspect the Custodian’s Mortgage Files and all other documents, records and other papers in possession or under the control of the Custodian relating to the Mortgage Loans serviced by the Servicer. Each such person shall comply with the Custodian’s reasonable standards and procedures for physical security and personal conduct while on the Custodian’s premises. Any person failing, in the Custodian’s sole but reasonable business judgment, to meet such standards may be removed or denied access to the premises. The Purchaser shall be responsible for any reasonable expense in connection with such examination.

11. The Purchaser, with or without cause, or upon failure by the Custo-dian to perform or observe any term of this Agreement, may remove and discharge the Custodian or any successor Custodian thereafter appointed from the performance of its duties under this Agreement upon written notice from the Purchaser to the Custodian or the successor Custodian; provided that at least sixty (60) days prior written notice shall be given with respect to a removal or discharge without cause. Having given notice of such removal, the Purchaser shall promptly appoint a successor Custodian to act on its behalf by written instrument, an original counter-part of which instrument shall be delivered to the Seller and one copy to the succes-sor Custodian. In the event of any such removal, the Custodian shall promptly transfer, to the successor Custodian as directed, all Custodian’s Mortgage Files being administered under this Agreement. Such transfer shall be at the Custodian’s expense only if the Custodian is discharged and removed upon a failure by the Custodian to perform or observe any material terms of this Agreement; otherwise such transfer shall occur at the expense of the Purchaser. In any event, the Custodian shall be entitled to the payment of all outstanding fees and expenses of the Custodian due the Custodian at the time of such removal by the Purchaser. In the event that the Purchaser removes the Custodian without cause, any transfer or set-up fees payable to the successor Custodian will be payable by the Purchaser. In any event, the reasonable ongoing fees of any successor Custodian shall be paid by the Purchaser.

12. It is understood that the Custodian will charge for its services under this agreement as set forth in a separate agreement between the Custodian and the Purchaser, the payment of which shall be the sole obligation of the Purchaser.

13. The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect, (a) fidelity insur-ance, (b) errors and omissions insurance, and (c) all risk property insurance. All such insurance shall be in amounts, with standard coverage and subject to deduct-ibles, all as is customary for insurance typically maintained by banks which act as custodian and in an amount and with coverages not less than that required by the Fannie Mae. Upon request, the Purchaser will be provided with certificates of insurance, as specified in this paragraph 13.

14. The Custodian may resign as the Custodian hereunder upon at least sixty (60) days prior written notice to the Purchaser whereupon the Custodian shall deliver the Custodian’s Mortgage Files to Purchaser, or a designee of the Purchaser, in accordance with directions from the Purchaser. In the event of such resignation, or termination, the Purchaser shall pay all outstanding fees and expenses of the Custodian and shall appoint a successor Custodian.

15. For the purpose of facilitating the execution of this Custodial Agree-ment as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

16. Upon the request of the Purchaser, at any time, the Custodian shall provide to the Purchaser a list of all of the Mortgage Loans owned by the Purchaser for which the Custodian holds a Custodian’s Mortgage File pursuant to this Agree-ment. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to specifically denote any Mortgage Loans paid off, repurchased or liquidated since the date of this Agreement.

17. The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In no event shall the Custodian be liable for special, indirect or consequential damages, even if advised of this possibility of the same.

18. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, deliv-ered by facsimile or mailed by first class mail or overnight express mail, postage prepaid, to the parties to this agreement at the address listed on Exhibit 2 or such other address as may hereafter be furnished in writing to each of the parties to this Agreement. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received, if received prior to 4 p.m. eastern time, delivered to or received at the premises of the addressee or received at the facsimile number of the address, or, if received after 4 p.m. eastern time, then on the next business day.

19. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to its conflict of law principles, and the obliga-tions, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

20. The Custodian shall have no duties or obligation except those expressly stated in this Agreement, and such duties or obligations shall be deter-mined solely by the express provisions of the Agreement. The Custodian, its officers, directors, employees, agents or other representatives shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon the Custodian by this Agreement or in reliance upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document reasonably believed by it to be genuine and to have been signed or sent by the proper party or parties; provided, however, that the provisions of this paragraph shall not be construed to relieve the Custodian from liability from its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct or any breach by the Custo-dian of any of its obligations hereunder, which breach was due to negligence on the part of the Custodian. The Custodian will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any Mortgage Loan, and will not be required to and will not make any representations as to the validity, value or genuineness of any Mortgage Loan. The Custodian shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity. The Custodian may rely on and shall be protected in acting in good faith upon the written instructions of the Purchaser, the Servicer and the Trustee (if any) and such employees and repre-sentatives of the Purchaser, the Servicer and the Trustee (if any) as each such party may hereinafter designate in writing. The Custodian may execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the execution of such powers by any such agents or attorneys shall not diminish or relieve the Custodian for responsibility therefor to the same degree as if the Custodian itself had executed such powers.

21. The Custodian shall be entitled to obtain the advice or opinion of counsel (which shall be either in house counsel or a nationally recognized outside counsel) with respect to a matter of law for which the Custodian has a reasonable question as to the rights and duties relating to the Custodian hereunder and the Custodian shall have no liability for any action taken or omitted in conformity with its good faith reliance on such advice or opinion; provided, however, that the provisions of this paragraph shall not relieve the Custodian from liability from its own negligent selection of counsel.

22. This Agreement (together with the separate fee agreement between the Purchaser and the Custodian) contains the entire agreement between the parties relating to the subject matter hereof and may be amended only by written agreement signed by the Purchaser and the Custodian.

23. The Purchaser shall have the right, without consent of the Custodian, to assign its interest under this Agreement with respect to some or all of the Mort-gage Loans, and designate any person to exercise any rights of the Purchaser hereun-der, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans; provided, however, that the Purchaser may not assign its interest to more than five (5) persons without the consent of the Custodian, such consent not to be unreasonably withheld. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. Upon the Custodian’s receipt of the written notification, which shall state the name and address of the transferee and the date of sale and shall be accom-panied by the original Custody Receipt presently outstanding delivered to the Purchaser, the Custodian shall change its records to reflect that such transferee is the owner of such Mortgage Loan and shall immediately issue (i) a new Custody Receipt with respect to a portion of or all of the Mortgage Loans, as the case may be, in the name of such transferee and (ii) a new Custody Receipt with respect to any Mortgage Loans retained by the Purchaser; provided, that, any Custody Receipt issued after the date of the initial sale of the Mortgage Loans shall not (1) confirm the accuracy of the Mortgage Loan Schedule with respect to Verified Information nor (2) include the Data Collection Schedule. The Purchaser and the Custodian agree herein that any and all such transferees of a Mortgage Loan shall succeed to all the rights and obligations of the Purchaser and shall be considered a Purchaser under this Agree-ment.

24. The Purchaser agrees to indemnify and hold the Custodian, its directors, officers, agents, employees, and other representatives harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it or them in any way arising out of this Agreement as a result of any action or failure to act, so long as such action or failure to act by it or them hereunder does not constitute bad faith, negligence or willful misconduct of the Custodian or any of its agents, officers, directors or employees or breach by the Custodian of its obligations hereunder. The foregoing indemnity shall survive the termination of this Agreement.

25. This Agreement shall inure to the benefit of the successors and assigns of the parties hereto.

26. Each party agrees to keep confidential the existence of this Agree-ment, the identity of the parties hereto, and any other term or condition of this Agreement and the transactions contemplated hereby, and to use such information solely in order to effectuate the purpose of the Agreement; provided, that, each party may provide confidential information to its employees, agents and affiliates who have a need to know such information in order to effectuate the transaction, and provided, further that such information is identified as confidential non-public information. In the event that either party or any of its employees, agents or affiliates are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any non-public information, such party will notify the other promptly prior to any such disclosure so that such party may seek a protective order or other appropriate remedy or, in such party’s sole discretion, waive compliance with the terms of this Section 26. In the event that no such protective order or other remedy is timely obtained, or that such party waives compliance with the terms of this Section 26, the party required to disclose such non-public information or its employees, agents or affiliates will furnish only that portion of the non-public information that it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the non-public information.

27. The Custodian (or any successor thereto) shall at all times (a) be a depository institution or trust company subject to supervision by federal or state authority, (b) have a combined capital and surplus of at least $10,000,000, (c) be qualified to do business in any jurisdiction in which it holds a Custodian’s Mortgage File, (d) be qualified to act as a custodian for Fannie Mae, the Federal Home Loan Mortgage Corporation and the Government National Mortgage Association, and (e) not be an affiliate of the Purchaser or the Seller, except insofar as the Purchaser or its assignee gives its prior written consent.

28. Upon the initial sale of the Mortgage Loans, the Custodian shall deliver to the Purchaser (a) an opinion of counsel and (b) an officer’s certificate, each in form and substance reasonably satisfactory to the Purchaser.

29. The Custodian represents, warrants and covenants that:

(a) The Custodian is (i) a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and (ii) duly qualified and in good standing and in possession of all requisite authority, power, licenses, permits and franchises in order to exe-cute, deliver and comply with its obligations under the terms of this Agreement;

(b) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by the Custodian in the manner contemplated herein and the performance of and compliance with the terms hereof by it will not (i) violate, contravene, or create a default under any applicable laws, licenses, or permits to the best of its knowledge, or (ii) violate, contravene or create a default under any charter document or bylaw of the Custodian or to the best of the Custodian’s knowledge any contract, agreement or instrument to which the Custodian or by which any of its property may be bound and will not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property;

(c) The execution and delivery of this Agreement by the Custo-dian and the performance of and compliance with its obligations and cove-nants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(d) The Custodian has duly executed and delivered this Agree-ment, and this Agreement, assuming due authorization, execution and delivery by the Purchaser and Seller, constitutes a legal, valid and binding obligation of the Custodian, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by applicable debtor relief laws and that certain equitable remedies may not be available regard-less of whether enforcement is sought in equity or law; and

(e) There is no action, suit, proceeding or investigation pending or, to the Custodian’s knowledge, threatened, against the Custodian, which seeks to prevent the consummation of the transaction contemplated hereby or which, either in any one instance or in the aggregate, if determined adversely to the Custodian would adversely affect the execution, delivery or enforceability of this Agreement, the ability of the Custodian to perform its obligations hereunder, or have a material adverse effect on the financial condition of the Custodian.

30. The Custodian is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian’s compensation or for reimbursement of expenses. The Custodian will be responsible for the transmission of mortgage files and loan documents, with insurance thereon as provided in the normal course by the nation-ally recognized overnight courier service utilized by the Custodian for such transmis-sion. At the request of the Purchaser, the Custodian will obtain and maintain additional insurance with an insurance provider specified by the Purchaser against loss or damage to such Mortgage Files and loan documents in connection with such transmission in an amount specified by the Purchaser. The costs and expenses incurred in connection with obtaining and maintaining such insurance shall be the sole responsibility of the Purchaser. It is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including, without limitation, the Purchaser or Servicer, arising out of actions of the Custodian consistent with this Agreement. In the absence of any written instructions from the Purchaser with respect to the transmission of the Custodian’s Mortgage Files, the parties hereby agree that the Custodian may utilize any nationally recognized overnight courier service and shall be entitled to reimbursement from the Purchaser.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, as Purchaser

By:	Goldman Sachs Real Estate Funding Corp., General Partner

By:
Name: ______________________________
Title: _______________________________

JPMORGAN CHASE BANK,
as Custodian

By:
Name: ______________________________
Title: _______________________________

NATIONAL CITY MORTGAGE CO., as Seller/Servicer

By:
Name: ______________________________
Title: _______________________________

EXHIBIT D

FORM OF OPINION OF COUNSEL

Sale of Series [ ] Mortgage Loans by

[ ] to

Goldman Sachs Mortgage Company

Dear Sir/Madam:

I am _____ of [ ] and have acted as counsel to [ ] (the “Company”), with respect to certain matters in connection with the sale by the Company of the mortgage loans (the “Mortgage Loans”) pursuant to that certain Third Amended and Restated Flow Seller’s Warranties and Servicing Agreement designated as Mortgage Loan Series (the “Seller’s Warranties and Servicing Agreement”) by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of September 1, 2007, which sale is in the form of whole Mortgage Loans. The Mortgage Loans are listed on Schedule A to the Warranty Bill of Sale issued in connection with the Seller’s Warranties and Servicing Agreement. Capitalized terms not otherwise defined herein have the meanings set forth in the Seller’s Warranties and Servicing Agreement.

I have examined the following documents:

1. the Seller’s Warranties and Servicing Agreement;

2. the Custodial Agreement;

3. the form of endorsement of the Mortgage Notes; and

4. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Seller’s Warranties and Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that;

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio.

2. The Company has the power to engage in the transactions contemplated by the Seller’s Warranties and Servicing Agreement and the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Seller’s Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

3. Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Seller’s Warranties and Servicing Agreement, (b) the Custodial Agreement , and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Seller’s Warranties and Servicing Agreement and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting and as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

4. Each of the Seller’s Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

5. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Seller’s Warranties and Servicing Agreement and the Custodial Agreement, and by original or facsimile signature in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Seller’s Warranties and Servicing Agreement, and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Seller’s Warranties and Servicing Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8. There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Seller’s Warranties and Servicing Agreement, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Seller’s Warranties and Servicing Agreement and the Custodial Agreement.

9. For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Seller’s Warranties and Servicing Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Seller’s Warranties and Servicing Agreement.

10.  The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under Applicable Law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable, such that in a properly presented and argued case under title 11, United States Code (the “Bankruptcy Code”), in which the Company were the debtor, a bankruptcy court having jurisdiction over the Company would consider the transfer of the Mortgage Loans from the Company to the Purchaser to be a true sale of the Mortgage Loans from the Company to the Purchaser and not a secured loan by the Purchaser to the Company and, accordingly, the Mortgage Loans and the payments and other collections thereon (other than those at any given time that may be commingled with unrelated funds held by the Company) and the proceeds thereof transferred to the Purchaser by the Company in accordance with the Company’s Warranties and Servicing Agreement would not be deemed property of the Company’s estate for purposes of Section 541 of the Bankruptcy Code or be subject to the automatic stay provisions of Section 362 of the Bankruptcy Code.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

EXHIBIT E

ITEMS TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE

On each Closing Date, the Company shall deliver to the Purchaser an initial set-up report (the “Initial Set-up Report”), dated as of the related Cut-off Date, which shall set forth certain information regarding the related Mortgage Pool. Such information shall include, without limitation, the principal balance of each Mortgage Loan, the interest rate, delinquency status and any other information requested by the Purchaser. For each month after each Closing Date, the Company shall provide a monthly remittance advice report (the “Monthly Remittance Advice Reports”) to the Purchaser, which shall set forth for each related Mortgage Loan, the trial balance, interest rate, delinquency, foreclosure and related default information, and such other information as may be requested by the Purchaser. The Initial Set-up Report and the Monthly Remittance Advice Reports will be delivered in an Excel format or in such other electronic format as agreed to by the parties. Each Initial Set-up Report and Monthly Remittance Advice Report shall contain only such information as is readily available to the Company and is mutually agreed to by Company and the Purchaser.

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EXHIBIT F

FORM OF ASSIGNMENT AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated [____________ __, 20__] (“Agreement”), among Goldman Sachs Mortgage Company (“Assignor”), [____________________] (“Assignee”) and National City Mortgage Co. (the “Company”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) except as described below, that certain Third Amended and Restated Mortgage Flow Seller’s Warranties and Servicing Agreement (the “Sale and Servicing Agreement”), dated as of September 1, 2007, between the Assignor, as purchaser (the “Purchaser”), and the Company, as seller, solely insofar as the Sale and Servicing Agreement relates to the Mortgage Loans.

The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect any mortgage loans subject to the Sale and Servicing Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

Recognition of the Company

2. From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Sale and Servicing Agreement (solely to the extent set forth herein) and this Agreement to [__________________] (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of [__________, 200_] (the “Pooling Agreement”), among the Assignee, the Assignor, [___________________], as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), [____________________], as servicer (including its successors in interest and any successor servicer under the Pooling Agreement, the “Servicer”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Sale and Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Section 6 of the Sale and Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser, the Custodian or the Bailee under the Sale and Servicing Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Sale and Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

(a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Sale and Servicing Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement; and

(d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Sale and Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Sale and Servicing Agreement, and the Company is solvent.

4. Pursuant to Section 9.1 of the Sale and Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 3.1 and Section 3.2 of the Sale and Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof unless otherwise specifically stated in such representations and warranties.

Remedies for Breach of Representations and Warranties

5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 3.3 of the Sale and Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

9. Each of this Agreement and the Sale and Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Sale and Servicing Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Sale and Servicing Agreement.

10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

11. In the event that any provision of this Agreement conflicts with any provision of the Sale and Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Sale and Servicing Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

NATIONAL CITY MORTGAGE CO.

By:
Name:
Its:

GOLDMAN SACHS MORTGAGE COMPANY

By:
Name:
Its:

[ASSIGNEE]

By:
Name:
Its:

EXHIBIT G

FORM OF SELLER’S OFFICER’S CERTIFICATE

I, ______________________, hereby certify that I am a duly elected [Vice President] of _____________________________, a corporation organized under the laws of the State of _________ (the “Company”) and further as follows:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the Articles of Incorporation of the Company which is in full force and effect on the date hereof.

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the by-laws of the Company which are in effect on the date hereof.

3. The execution and delivery by the Company of the Third Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of September 1, 2007 (the “Sale and Servicing Agreement”) and the Custodial Agreement , dated as of [ ], 2003 (the “Custodial Agreement” and, together with the Sale and Servicing Agreement, the “Agreements”) are in the ordinary course of business of the Company.

4. A true and correct copy of the resolutions of the board of directors of the Company that approve, authorize and direct the Company to enter into the Agreements are attached hereto as Exhibit 3.

5. Each person who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 4, and the signatures of such persons appearing on such documents are their genuine signatures.

No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Company or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.

G-1

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:        Title: Vice President

I, __________________ the Secretary of __________________________, hereby certify that _______________________ is a duly elected and acting Vice President of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:        Title: Secretary

G-2

EXHIBIT H

FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of National City Mortgage Co., certify to Goldman Sachs Mortgage Company, [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

H-1

Date:

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF WARRANTY BILL OF SALE

On this _______ day of ________, 200__, National City Mortgage Co. (“Seller”) as the Seller under that certain Third Amended and Restated Flow Seller’s Warranties and Servicing Agreement, dated as of September 1, 2007 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2.01 of the Agreement, the Seller has delivered to the Purchaser or its custodian the Mortgage Loan Documents for each Mortgage Loan to be purchased as set forth in the Agreement. The contents of each related Servicing File required to be maintained and retained by the Seller to service the Mortgage Loans pursuant to the Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller’s possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only.

The Seller confirms to the Purchaser that the representations and warranties set forth in Sections 2.6, 3.1 and 3.2 of the Agreement are true and correct as of the date hereof, and that all statements made in the Sellers’ Officer’s Certificate and all attachments thereto remain complete, true and correct in all respects as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

NATIONAL CITY MORTGAGE CO.
(Seller)

By:
Name:
Title:

I-1

EXHIBIT J

COMPANY GUIDE

J-1

EXHIBIT K

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by National City Mortgage Co. [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; and (C) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

National City Mortgage Co. [NAME OF SUBSERVICER]

Date:
By:
Name: